UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

PUMATECH, INC.

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 2.	Acquisition or Disposition of Assets.

As previously reported, on September 17, 2003, Pumatech, Inc., a Delaware corporation (“Pumatech” or the “Company”) acquired substantially all of the assets (the “Asset Purchase”) of Spontaneous Technology, Inc., a Nevada corporation (“Spontec”). The Asset Purchase was made pursuant to an Asset Purchase Agreement dated as of July 30, 2003 by and between Pumatech and Spontec, as amended pursuant to Amendment No. 1 to Asset Purchase Agreement dated September 17, 2003 (together, the “Asset Purchase Agreement”). As consideration for the Asset Purchase, at the closing of the transaction, Pumatech issued Spontec a total of 1,094,000 shares of Pumatech Common Stock as described in Section 2.2 of the Asset Purchase Agreement, and assumed certain liabilities of Spontec in the aggregate amount of $1,344,000 (together, the “Initial Purchase Payment”). Additionally, as described in Section 2.10 of the Asset Purchase Agreement, depending upon Pumatech revenues associated with sales of Pumatech products including certain Spontec technology during the period ending September 30, 2004, Pumatech may be required to pay Spontec additional consideration of up to $7,000,000 in shares of Pumatech Common Stock (such payment the “Earnout Payment,” and together with the Initial Purchase Payment, the “Asset Purchase Consideration”).

The Asset Purchase Consideration paid by Pumatech to Spontec was determined through arms’ length negotiations between Pumatech and Spontec. Liabilities assumed as part of the Initial Purchase Payment will be repaid from Pumatech’s working capital. The shares of Pumatech Common Stock used as part of the Initial Purchase Payment were newly issued shares of Pumatech Common Stock. The assets acquired in the Asset Purchase were used by Spontec in the development of certain software technology. Pumatech intends to continue using the assets for such use.

The foregoing description of the Asset Purchase does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on October 2, 2003. This amendment provides financial statements of Spontec and pro forma information that were not available at the time of the initial filing.

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties regarding the ability to leverage the acquired intellectual property, benefits from the product offerings and customer relationships, the ability to address complex synchronization challenges, the timing or ability to reach profitability, and the benefits of new business partnerships and products, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include risks associated with the successful integration of the Spontaneous Technology business and technologies, including management distraction during such integration, and the impact that the failure to successfully integrate could have on the realization of the anticipated benefits of the acquisition, the added complexities associated with integrating technologies acquired in multiple transactions, uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, market acceptance of wireless data services, margin erosion, market shrinkage, economic uncertainty related to terrorism and conflict in the Middle East and elsewhere in the world, market acceptance of the acquisition, the ability to leverage the acquisition to address synchronization challenges, timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2003, and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission.

Item 7.	Financial Statements and Exhibits.

On October 2, 2003, Pumatech filed a Current Report on Form 8-K to report its acquisition of substantially all of the assets of Spontaneous Technology, Inc (“Spontec”). As permitted under Items 7(a)(4) and (b)(2) of Form 8-K, Pumatech indicated that it would file the financial statements and pro forma financial information required under Item 7 as soon as practicable. This Amendment No. 1 of Current Report on Form 8-K provides the required financial information, and amends Item 7 of the Current Report on Form 8-K filed by Pumatech on October 2, 2003.

a)	Financial statements of business acquired.

  The required financial information of Spontec has been included hereto in Exhibit 99.1.

b)	Pro forma financial information.

The required pro forma financial information included in this Amended Current Report on Form 8-K/A, which gives effect to the acquisition of Spontec is as follows:

Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to Pumatech’s acquisition of substantially all of the assets of Spontaneous Technology, Inc. on September 17, 2003 using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These pro forma statements were prepared as if the Spontaneous Technology acquisition had been completed as of August 1, 2002 for statement of operations purposes and as of July 31, 2003 for balance sheet purposes. Pumatech’s acquisition of Starfish Software, Inc. on March 27, 2003 is also treated as having occurred on August 1, 2002.

Pumatech’s fiscal year end is July 31, whereas Spontaneous Technology’s fiscal year end is December 31. The following pro forma combined condensed statement of operations data for the year ended July 31, 2003 combines the results of operations of Pumatech for the twelve months ended July 31, 2003 and Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003. Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003 were calculated by adding the results of operations for the twelve months ended December 31, 2002 to the results of operations for the six months ended June 30, 2003, and deducting the results of operations for the six months ended June 30, 2002. In addition, the following pro forma combined condensed statement of operations data for the year ended July 31, 2003 includes the results of operations of Starfish Software for the eight months ended February 28, 2003. Since the acquisition of Starfish Software took place on March 27, 2003, four months of Starfish Software results are included in the consolidated Pumatech results for the year ended July 31, 2003. Starfish Software’s results of operations for the eight months ended February 28, 2003 were calculated by deducting the results of operations for the six months ended June 30, 2002 from the results of operations for the twelve months ended December 31, 2002, and adding the results of operations for the two months ended February 28, 2003.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger and the acquisition noted above occurred on August 1, 2002 for statement of operations purposes and as of July 31, 2003 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations.

The unaudited pro forma combined condensed financial statements include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Spontaneous Technology. The final allocation of the purchase price will be determined as more detailed analysis is completed and additional information on the fair values of Spontaneous Technology’s assets and liabilities becomes available and any contingent consideration associated with the acquisition is resolved. Any change in the fair value of the net assets of Spontaneous Technology, as well as any changes to the total purchase price paid by Pumatech, will change the amount of the purchase price allocable to goodwill. Due to the uncertainty associated with the final purchase consideration, final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

In addition, the unaudited pro forma combined condensed statement of operations also includes the results of Starfish Software, a business that Pumatech acquired in March 2003, for the eight months ended February 28, 2003.

These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Pumatech, Spontaneous Technology and Starfish Software and should be read in conjunction with the historical consolidated financial statements of Pumatech, Spontaneous Technology and Starfish Software and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Pumatech’s annual reports, quarterly reports and other information on file with the SEC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

(In thousands)

	Historical		Pro Forma
	Pumatech as of July 31, 2003	Spontec as of June 30, 2003	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,842	$341	$—		$8,183
Short-term investments in marketable securities	19,317	—	—		19,317
Accounts receivable, net	5,469	8	—		5,477
Inventories	113	—	—		113
Prepaid expenses and other current assets	882	5	—		887

Total current assets	33,623	354	—		33,977

Restricted investments	296	—	—		296
Property and equipment, net	1,153	18	—		1,171
Goodwill	2,731	1,830	1,121	(a)	5,682
Intangible assets, net	2,734	—	1,556	(a)	4,290
Other assets	630	252	(252	)(a)	630

Total assets	$41,167	$2,454	$2,425		$46,046

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings	$—	$2,250	$(2,250	)(c)	$—
Accounts payable	2,619	618	—		3,237
Accrued expenses and other current liabilities	3,816	377	300	(b)	4,493
Deferred revenue	2,015	1,802	(1,300	)(d)	2,517

Total current liabilities	8,450	5,047	(3,250)		10,247

Long-term debt	—	—	—		—
Other long-term liabilities	921	—	—		921

Mandatorily redeemable convertible preferred stock:	—	38,643	(38,643	)(e)(c)	—

Stockholders’ equity:
Common stock	48	28	(27	)(e)	49
Additional paid-in capital	153,986	14,283	(10,733	)(e)	157,536
Treasury stock	—	—	—		—
Receivable from stockholder	(112)	—	—		(112)
Accumulated deficit	(121,661)	(55,547)	55,078	(e)	(122,130)
Deferred compensation, net	(459)	—	—		(459)
Accumulated other comprehensive income	(6)	—	—		(6)

Total stockholders’ equity	31,796	(41,236)	44,318		34,878

Total liabilities, mandatorily redeemable preferred stock and stockholders’ equity	$41,167	$2,454	$2,425		$46,046

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Historical			Pro Forma
	Pumatech Year ended July 31, 2003	Starfish Eight Months Ended February 28, 2003(1)	Spontec Year ended June 30, 2003(2)	Adjustments		Combined
Revenues
License revenue	$19,169	$662	$149	$—		$19,980
License revenue - related party	—	1,019	—	—		1,019
Service revenue	5,691	836	387	—		6,914
Service revenue - related party	—	350	—	—		350

Total revenues	24,860	2,867	536	—		28,263

Costs and expenses:
Cost of revenue	4,094	849	399	—		5,342
Cost of revenue - related party	—	960	—	—		960
Sales and marketing	11,468	1,450	495	—		13,413
General and administrative	5,793	2,802	3,565	—		12,160
Research and development	7,389	1,694	1,258	—		10,341
In-process research and development	406	—	—	(406	)(h)	—
Amortization of intangibles	709	—	—	681	(f)(g)	1,390
Restructuring and other charges	795	2,506	—	—		3,301

Total operating expenses	30,654	10,261	5,717	275		46,907

Loss from operations	(5,794)	(7,394)	(5,181)	(275)		(18,644)

Interest income (expense), net	803	—	(618)	(42	)(i)	143
Impairment of investments	(2,394)	—	—	—		(2,394)
Other income (expense), net	(65)	—	274	—		209

	(1,656)	—	(344)	(42)		(2,042)

Loss before taxes	(7,450)	(7,394)	(5,525)	(317)		(20,686)
Provision for taxes	286	—	—	—		286

Net Loss	$(7,736)	$(7,394)	$(5,525)	$(317)		$(20,972)

Net loss per share - Basic and Diluted	46,622			1,094	(j)	47,716
Shares used in per share calculation - Basic and Diluted	$(0.17)			$(0.29)		$(0.44)

(1)	Starfish Software’s results of operations for the eight months ended February 28, 2003 were calculated by deducting the results of operations for the six months ended June 30, 2002 from the results of operations for the twelve months ended December 31, 2002, and adding the results of operations for the two months ended February 28, 2003.
(2)	Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003 were calculated by adding the results of operations for the twelve months ended December 31, 2002 to the results of operations for the six months ended June 30, 2003 and deducting the six months ended June 30, 2002.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Notes to Unaudited Pro Forma Combined Condensed

Financial Statements — (Continued)

The unaudited pro forma combined condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.    BASIS OF PRO FORMA PRESENTATION

On September 17, 2003, Pumatech consummated the acquisition of substantially all of the assets of Spontaneous Technology. Under the terms of the parties’ asset purchase agreement, Pumatech issued a total of 1,094,000 shares of Pumatech common stock. Additionally, depending upon Pumatech’s revenues associated with sales of Pumatech’s products, including certain technology of Spontaneous Technology, during the period ending September 30, 2004, Pumatech may be required to issue to Spontaneous Technology additional shares of Pumatech common stock having a value of up to $7,000,000.

On March 27, 2003, Pumatech acquired Starfish Software for a purchase price of approximately $1,800,000 for the Starfish Software common stock outstanding upon the effective date of the acquisition.

The unaudited pro forma combined condensed balance sheet as of July 31, 2003 was prepared by combining the historical audited consolidated condensed balance sheet data as of July 31, 2003 for Pumatech and the historical unaudited condensed balance sheet data as of June 30, 2003 for Spontaneous Technology as if the acquisition had been consummated on that date.

The unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 combines the results of operations of Pumatech for the year ended July 31, 2003 and the results of operations of Spontaneous Technology for the 12 months ended June 30, 2003, to give effect to the acquisition as if the acquisition had occurred on August 1, 2002. Additionally, the unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 reflects the March 27, 2003 acquisition of Starfish Software as if it had occurred on August 1, 2002. The unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 combines the results of operations of Pumatech for the year ended July 31, 2003 and Starfish Software’s results of operations for the eight months

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

ended February 28, 2003. Since the acquisition of Starfish Software took place on March 27, 2003, four months of Starfish Software results are included in the consolidated Pumatech results for the year ended July 31, 2003.

Spontaneous Technology’s results of operations for the twelve months ended June 30, 2003 were calculated by adding the results of operations for the twelve months ended December 31, 2002 to the results of operations for the six months ended June 30, 2003, and deducting the results of operations for the six months ended June 30, 2002.

Certain reclassifications have been made to conform Spontaneous Technology’s and Starfish Software’s historical amounts to Pumatech’s financial statement presentation.

2.    PURCHASE PRICE— SPONTANEOUS TECHNOLOGY, INC.

On September 17, 2003, Pumatech consummated the acquisition of substantially all of the assets of Spontaneous Technology, Inc. of Salt Lake City, Utah, a provider of enterprise secure Virtual Private Network (sVPN) software designed to extend existing corporate applications to most wireless devices. The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Spontaneous Technology as of June 30, 2003, and is for illustrative purposes only. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Spontaneous Technology’s assets and liabilities becomes available.

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $3,851,000, consisting of (a) a total of 1,094,000 shares of Pumatech common stock valued at $3,551,000 (using a fair value per share of $3.25) and (b) estimated direct transaction costs of $300,000. The preliminary fair market value of Pumatech’s common stock issued in the acquisition was determined using the five-trading-day average price surrounding the date the acquisition was announced of $3.25 per share, less estimated registration costs. The number of shares of Pumatech common stock issued was determined using the average price of Pumatech’s common stock for ten consecutive trading days ended three business days prior to the date of acquisition. Additionally, depending upon Pumatech’s revenues associated with sales of Pumatech’s products, including certain technology of Spontaneous Technology, during the period ending September 30, 2004, Pumatech may be required to issue additional shares of Pumatech common stock to Spontaneous Technology having a value of up to $7,000,000. The unaudited pro forma combined condensed financial statements do not reflect any of this contingent consideration. The final purchase price will be determined at the end of the period ending September 30, 2004 based on the following terms included in the acquisition agreement:

The number of shares to be issued, or the adjusted earnout amount, is the lesser of:

(a)	incremental earnout revenue minus incremental seller royalties, and

(b)	$7,000,000 minus incremental seller royalties.

The incremental earnout revenue is the greater of:

(a)	four times the sum of the following revenue during the six months ending September 30, 2004:

(1)	100% of the revenue derived from licensing or selling Spontaneous Technology’s products;

(2)	100% of the revenue derived from licensing or selling Spontaneous Technology’s product features based exclusively upon its intellectual property that are offered as optional add-on functionality for Pumatech’s products and for which a stated additional fee is charged;

(3)	20% of the total revenue derived from licensing or selling of products that incorporate both Pumatech’s and Spontaneous Technology’s intellectual property but for which no separate customer pricing exists for the portion of the product based on Spontaneous Technology’s intellectual property;

and,

(b)	eight times the sum of revenue (1), (2) and (3), as described above, during the three months ending September 30, 2004.

The incremental seller royalties is the aggregate amount of royalties paid or payable by Pumatech to third parties for third-party technology included in Spontaneous Technology’s products during the one-year period following the date of the acquisition.

Pumatech did not acquire certain assets nor assume certain liabilities pursuant to the acquisition agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

Under the purchase method of accounting, the total estimated purchase price was allocated to Spontaneous Technology’s net tangible and intangible assets based upon their estimated fair value as of the acquisition date. Based upon the estimated purchase price of the acquisition and review of the net assets acquired and net liabilities assumed, the preliminary purchase price allocation, is as follows (in thousands):

Tangible assets acquired	$372
Liabilities assumed	(1,497)
In-process research and development	469
Developed technology	889
Patents	168
Customer base	499
Goodwill	2,951

$3,851

The allocation of purchase price was based on a preliminary valuation of assets to be acquired and liabilities to be assumed determined with the assistance of an independent appraiser. This allocation was generally based on the fair value of these assets determined using the income approach.

A preliminary estimate of $168,000 has been allocated to patents, an intangible asset with an estimated useful life of 48 months, and a preliminary estimate of $889,000 has been allocated to developed technology, an intangible asset with an estimated useful life of 48 months. In addition, a preliminary estimate of $499,000 has been allocated to customer base, an intangible asset with an estimated useful life of 48 months, and was valued using the relief from royalty method.

As of the acquisition date, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Accordingly, Pumatech expensed the in-process research and development at the date of the acquisition.

The amount of the purchase price allocated to in-process research and technology was based on established valuation techniques used in the high-technology software industry. The fair value assigned to the acquired in-process research and development was determined using the income approach, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated costs to complete the projects, revenue contributions and expense projections assuming the resulting product has entered the market, and discount rate based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. Pumatech assumes the pricing model for the resulting product of the acquired in process research and technology to be standard within its industry. Pumatech, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired in-process technology with other existing in-process or completed technology. Therefore, the valuation assumptions do not include significant anticipated cost savings.

The key assumptions underlying the valuation of acquired in-process research and development from Spontaneous Technology are as follows (in thousands):

Project names: Version upgrade of Spontaneous Technology’s secure Virtual Private Network (sVPN)

Percent completed as of acquisition date: 60%

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

Estimated costs to complete technology at acquisition date: $125,000

Risk-adjusted discount rate: 22%

First period expected revenue: calendar year 2004

The in-process research and development of $469,000 is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition.

A preliminary estimate of $2,951,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually. The preliminary purchase price allocation for Spontaneous Technology is subject to revision as more detailed analysis is completed and additional information on the fair values of Spontaneous Technology’s assets and liabilities becomes available. Any change in the fair value of the net assets of Spontaneous Technology will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

There were no historical transactions between Pumatech and Spontaneous Technology.

3.    PURCHASE PRICE – STARFISH SOFTWARE, INC.

On March 27, 2003, Pumatech acquired Starfish Software, Inc. for a purchase price of approximately $1.8 million for the Starfish common stock outstanding upon the effective date of the acquisition.

The unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003 is presented as if the transaction had been consummated on August 1, 2002. The unaudited pro forma combined statement of operations for the year ended July 31, 2003 combines the results of operations of Pumatech for the year ended July 31, 2003 and Starfish Software’s results of operations for the eight months ended February 28, 2003. Since the acquisition took place on March 27, 2003, four months of Starfish Software results are included in the consolidated Pumatech results for the year ended July 31, 2003.

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $1.8 million. Under the terms of the stock purchase agreement, Pumatech initially paid a total of $1,501,000 in cash, subject to further adjustment based on actual working capital as of the closing date. Pumatech further paid $178,000 based on subsequent adjustments made to Starfish Software’s working capital.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

The Starfish Software acquisition has been accounted for as a purchase business combination. The purchase price of $1,831,000 (including acquisition costs of $152,000) was assigned to the fair value of the assets acquired, including the following (in thousands):

Tangible assets acquired	$1,133
Liabilities assumed	(986)
In-process research and development	406
Developed technology	675
Patents	202
Trademarks	52
Customer base	278
Existing contracts	71

$1,831

The allocation of purchase price was based on the valuation of assets acquired and liabilities assumed determined with the assistance of an independent appraiser. This allocation was generally based on the fair value of these assets determined using the income approach.

Of the total purchase price, $1,278,000 was allocated to amortizable intangibles included in the above list. The amortizable intangible assets are being amortized using the straight-line method over the estimated useful life of the respective assets of nine months to four years.

As of the acquisition date, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Accordingly, Pumatech expensed the in-process research and development at the date of the acquisition.

The amount of the purchase price allocated to in-process research and technology was based on established valuation techniques used in the high-technology software industry. The fair value assigned to the acquired in-process research and development was determined using the income approach, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated costs to complete the projects, revenue contributions and expense projections assuming the resulting product have entered the market, and discount rate based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. Pumatech assumes the pricing model for the resulting product of the acquired in-process research and technology to be standard within its industry. Pumatech, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired in-process technology with other existing in-process or completed technology. Therefore, the valuation assumptions do not include significant anticipated cost savings.

The key assumptions underlying the valuation of acquired in-process research and development from Starfish Software are as follows:

Project name: Mercury platform technology

Percent completed as of acquisition date: 70%

Estimated costs to complete technology at acquisition date: $375,000

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

Risk-adjusted discount rate: 30%

First period expected revenue: calendar year 2004

Subsequent to the acquisition of Starfish Software, there have been no significant developments related to the current status of the acquired in-process research and development project that would result in material changes to the assumptions.

The in-process research and development of $406,000 is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition.

There were no historical transactions between Pumatech and Starfish Software.

4.    PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combined condensed financial statements have been prepared assuming the transactions described above were completed on July 31, 2003 for balance sheet purposes and as of August 1, 2002 for statement of operations purposes.

The unaudited pro forma combined condensed balance sheet gives effect to the following pro forma adjustments:

(a)	Represents the elimination of existing goodwill ($1,830,000) and other assets ($252,000) and recognition of the customer contract intangible asset of $499,000, the patent intangible asset of $168,000, the developed technology asset of $889,000 and goodwill of $2,951,000 created in the acquisition of Spontaneous Technology.

(b)	Represents the accrual for Pumatech’s Spontaneous Technology transaction costs of $300,000.

(c)	Represents an adjustment to convert the historical convertible debt of Spontaneous Technology to preferred stock upon acquisition ($2,250,000).

(d)	Represents the adjustment of Spontaneous Technology’s deferred revenue to estimated fair value and a write off of deferred revenue where no legal performance obligations exist post-closing, including amounts deferred under SOP 97-2.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

(e)	Represents the following adjustments to stockholders’ equity (in thousands):

	(1)	(2)	(3)	(4)	Total
Manditorily redeemable convertible preferred stock	$2,250	$(40,893)	$—	$—	$(38,643)
Common stock	—	(28)	1	—	(27)
Additional paid-in capital	—	(14,283)	3,550	—	(10,733)
Accumulated comprehensive income	—	—	—	—	—
Accumulated deficit	—	55,547	—	(469)	55,078

Total stockholders’ equity	$2,250	$343	$3,551	$(469)	$5,675

(1)	To convert the historical debt of Spontaneous Technology to preferred stock upon acquisition.
(2)	To eliminate the historical shareholders’ equity of Spontaneous Technology.
(3)	Represents the estimated value of Pumatech’s common stock to be issued in the acquisition of Spontaneous Technology, less expected registration costs.
(4)	Represents the elimination of in-process research and development on the acquisition of Spontaneous Technology of $469,000.

The unaudited pro forma combined condensed statement of operations give effect to the following pro forma adjustments:

(f)	Represents (i) the amortization of the Spontaneous Technology customer contract intangible resulting from the proposed acquisition, over an estimated useful life of 48 months, and (ii) the amortization of the Spontaneous Technology patent intangible resulting from the proposed acquisition, over an estimated useful life of 48 months.

(g)	Represents the amortization of the Starfish Software customer contract, trademark, developed technology and patent intangible assets resulting from the acquisition. The weighted average life of amortizable intangible assets approximates 4 years.

(h)	To reflect the elimination of in-process research and development arising on the acquisition of Starfish Software.

(i)	To reflect the decrease in interest income related to the cash payment for the acquisition of Starfish Software of $1,700,000.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS—(Continued)

(j)	Represents the shares of Pumatech common stock associated with the acquisition of Spontaneous Technology as described above as if they were outstanding as of August 1, 2002 as follows (in thousands):

Common stock issued in connection with Spontaneous Technology acquisition	1,094

(c)	Exhibits.

The following exhibits are filed with this Amended Current Report on Form 8-K/A:

Exhibit Number	Exhibit Description

23.1	Consent of Independent Accountants for Spontaneous Technology, Inc.

99.1	Spontaneous Technology, Inc. audited financial statements at December 31, 2002 and 2001, and unaudited financial statements at June 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2003	PUMATECH, INC.

	By:	/s/ J. KEITH KITCHEN

J. Keith Kitchen Vice President of Finance and Administration and Chief Accounting Officer (Principal Financial and Accounting Officer)